Exhibit 99.1

Source: Aris Water Solutions, Inc.

November 09, 2021

Aris Water Solutions, Inc. Reports Third Quarter 2021 Financial and Operating Results

HOUSTON, Texas, Nov. 09, 2021 – Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”, “Aris Water” or the “Company”), today announced financial and operating results for the third quarter ended September 30, 2021.

THIRD QUARTER 2021 HIGHLIGHTS
•	Record total water volumes and recycled water volumes of 961,000 barrels of water per day and 130,000 barrels of water per day respectively
•	Executed four new acreage dedications, increasing dedicated acres by 20,000 acres with a weighted-average contract length of ten years
•	Exceeded Aris’s 2022 Sustainability Performance Target
•	Consolidated revenue of $59.5 million
•	Net loss of $20.7 million which includes a non-cash charge of $27.4 million associated with the abandonment of an asset
•	Consolidated Adjusted EBITDA[1] of $30.8 million
•	Cash flow from Operating Activities of $26.5 million
•	Free cash flow of $6.1 million[2]

“The third quarter of 2021 featured continued strong performance for Aris Water as we set records in total volumes handled and produced water volumes recycled. We improved our percentage of sourced water recycled to 61%, exceeding our 2022 Sustainability Performance Target and demonstrating our commitment to water stewardship by reducing groundwater extraction. Our strong, long-term partnerships with our blue-chip customers provide both stability and significant upside as activity levels continue to improve.” stated Amanda Brock, Chief Executive Officer of Aris Water.

“This is an exciting time for the Company and our industry. We are seeing steady growth from our customers across both the Delaware and Midland Basins, supporting a positive outlook moving forward. We have a unique offering that provides our customers with a proven, reliable water infrastructure partner and helps them reduce the use of groundwater.” stated Bill Zartler, Founder and Executive Chairman of Aris Water.

1 Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate Adjusted EBITDA and a reconciliation thereof to net income, the most closely comparable GAAP measure.
2 Free cash flow is a is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate free cash flow and a reconciliation thereof to net cash from operating activities, the most closely comparable GAAP measure.

OPERATIONS AND FINANCIAL UPDATE
During the third quarter of 2021, the Company recorded a consolidated net loss of $20.7 million. The consolidated net loss includes a non-cash charge of $27.4 million associated with the abandonment of an asset. Excluding the non-cash charge, consolidated net income was $6.7 million in the third quarter of 2021 compared to consolidated net income of $1.1 million for the third quarter of 2020.

During the third quarter of 2021, the Company averaged 961,000 barrels of water per day of total volumes handled, sold and transferred, an increase of 42% compared to the third quarter of 2020. Our volume growth was driven by the increased activity levels of our long-term contracted customers. The Company had Adjusted EBITDA1 of $30.8 million for the third quarter of 2021 compared to $19.7 million in the third quarter of 2020, an increase of 56%.

During the third quarter of 2021, the Company executed four new long-term acreage dedications covering approximately 20,000 dedicated acres, with a weighted average life of approximately 10 years. Two of these contracts include long term full-cycle handling and recycling solutions.

Third quarter 2021 cash capital expenditures totaled $20.4 million compared to $29.3 million in the third quarter of 2020, a decrease of 30%. We continue to invest in high-return capital projects that support our long-term contracted customers and leverage our existing infrastructure. Free cash flow was $6.1 million for the third quarter of 2021. As of September 30, 2021, the Company had approximately $36.4 million in cash and an undrawn and available $200.0 million revolving credit facility. Additionally, the Company received net proceeds of approximately $32.8 million in October from its recent initial public offering.

The following table summarizes the Company’s volumes on its operated assets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Produced Water Handling Volumes (MBbl/d)	708	574	692	566
Total Water Solutions Volumes (MBbl/d)	253	101	205	103
Total Volumes (MBbl/d)	961	675	897	669

CONFERENCE CALL

Aris will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2021 on Wednesday, November 10, 2021 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Participants should call (888) 437-3179 (United States/Canada) or (862) 298-0702 (International) and should refer to Aris Water Solutions, Inc. when dialing in. A telephonic replay will be available from 11/10/2021 to 11/24/2021. To access the replay, call (877) 660-6853 (United States/Canada) or (201) 612-7415 (International) and enter confirmation code 13724848. A live broadcast of the earnings conference call will also be available via the internet at www.ariswater.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris Water delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, those regarding our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “guidance,” “preliminary,” “project,” “estimate,” “expect,” “continue,” “intend,” “plan,” “believe,” “forecast,” “future,” “potential,” “may,” “possible,” “could” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the risk factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Solaris Midstream Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Produced Water Handling	$24,639	$23,323	$71,368	$70,382
Produced Water Handling—Affiliates	23,135	13,312	62,216	35,284
Water Solutions	7,666	1,149	11,824	10,410
Water Solutions—Affiliates	4,059	4,672	16,864	10,472
Total Revenue	59,499	42,456	162,272	126,548
Cost of Revenue
Direct Operating Costs	23,497	22,207	66,703	71,640
Depreciation, Amortization and Accretion	15,378	11,751	45,550	31,529
Total Cost of Revenue	38,875	33,958	112,253	103,169
Operating Costs and Expenses
Abandoned Well Costs	27,402	—	27,402	—
General and Administrative	5,228	4,773	15,240	13,421
Other Operating Expenses	940	555	2,590	4,854
Total Operating Expenses	33,570	5,328	45,232	18,275
Operating (Loss) Income	(12,946)	3,170	4,787	5,104
Other Expense
Interest Expense, Net	7,880	2,099	17,855	5,364
Loss on Debt Modification	—	—	380	—
Total Other Expense	7,880	2,099	18,235	5,364
(Loss) Income Before Taxes	(20,826)	1,071	(13,448)	(260)
Income Tax Expense (Benefit)	(83)	9	(81)	15
Net (Loss) Income	$(20,743)	$1,062	$(13,367)	$(275)
Equity Accretion and Dividend Related to Redeemable Preferred Units	—	(1,511)	21	(1,928)
Net Loss Attributable to Members' Equity	$(20,743)	$(449)	$(13,346)	$(2,203)

Solaris Midstream Holdings, LLC and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except units)	September 30, 2021	December 31, 2020
Assets
Cash and Cash Equivalents	$36,389	$24,932
Accounts Receivable, Net	32,576	21,561
Accounts Receivable from Affiliate	21,584	11,538
Other Receivables	3,649	3,722
Prepaids, Deposits and Other Current Assets	1,349	4,315
Total Current Assets	95,547	66,068
Fixed Assets
Property, Plant and Equipment	692,231	661,446
Accumulated Depreciation	(60,757)	(43,258)
Total Property, Plant and Equipment, Net	631,474	618,188
Intangible Assets, Net	313,081	337,535
Goodwill	34,585	34,585
Other Assets	2,848	1,429
Total Assets	$1,077,535	$1,057,805

Liabilities, Mezzanine and Members' Equity
Accounts Payable	$10,067	$16,067
Payables to Affiliate	1,169	1,884
Accrued and Other Current Liabilities	46,774	27,838
Total Current Liabilities	58,010	45,789
Deferred Revenue and Other Long-Term Liabilities	1,336	1,432
Long-Term Debt, Net of Debt Issuance Costs	391,583	297,000
Asset Retirement Obligation	6,032	5,291
Total Liabilities	456,961	349,512
Commitments and Contingencies
Mezzanine Equity:
Redeemable Preferred Units, $10,000 par value, none issued or outstanding as of September 30, 2021 and 7,307 outstanding as of December 31, 2020	—	74,378
Members' Equity:

Class A units, $10 par value, 27,797,658 and 27,797,207 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	308,638	318,394
Class B units, $10 par value, 3,556,051 issued and outstanding as of September 30, 2021 and December 31, 2020	35,773	37,023
Class C units, $0 par value, 878,850 and 806,350 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Class D units, $10 par value, 6,651,100 issued and outstanding as of September 30, 2021 and December 31, 2020	276,163	278,498
Total Members' Equity	620,574	633,915
Total Liabilities, Mezzanine and Members' Equity	$1,077,535	$1,057,805

Solaris Midstream Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	Nine Months Ended September 30,
	2021	2020
Cash Flow from Operating Activities
Net Loss	$(13,367)	$(275)
Adjustments to reconcile Net Loss to Net Cash provided by Operating Activities
Depreciation, Amortization and Accretion	45,550	31,529
Abandoned Well Costs	27,402	—
Loss on Disposal of Asset, Net	225	82
Abandoned Projects	2,035	1,501
Amortization of Deferred Financing Costs	1,320	570
Loss on Debt Modification	380	—
Bad Debt Expense	216	83
Changes in operating assets and liabilities:
Accounts Receivable	(11,231)	9,387
Accounts Receivable from Affiliate	(10,046)	2,475
Other Receivables	231	56
Prepaids, Deposits and Other Current Assets	2,516	1,522
Accounts Payable	(3,284)	1,793
Payables to Affiliate	(715)	390
Adjustment in Deferred Revenue	(46)	975
Accrued Liabilities and Other	16,000	462
Net Cash Provided by Operating Activities	57,186	50,550

Cash Flow from Investing Activities
Property, Plant and Equipment Expenditures	(62,728)	(121,835)
Net Cash Used in Investing Activities	(62,728)	(121,835)

Cash Flow from Financing Activities
Proceeds from Senior-Sustainability Linked Notes	400,000	—
Payments for Initial Public Offering Costs	(855)	—
Payments of Financing Costs Related to Issuance of Senior- Sustainability Linked Notes	(9,352)	—
Repayment of Credit Facility	(297,000)	—
Proceeds from Credit Facility	—	73,000
Redemption of Redeemable Preferred Units	(74,357)	—
Payments of Financing Costs related to Credit Facility	(1,442)	(491)
Members' Contributions	5	—
Net Cash Provided by Financing Activities	16,999	72,509

Net Increase in Cash and Cash Equivalents	11,457	1,224
Cash and Cash Equivalents, Beginning of Period	24,932	7,083
Cash and Cash Equivalents, End of Period	$36,389	$8,307

Use of Non-GAAP Financial Information

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, free cash flow, Adjusted Operating Margin and Adjusted Operating Margin per Barrel.  Although these Non-GAAP financial measures are important factors in assessing our operating results and cash flows, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures prepared under GAAP.

Reconciliation of GAAP “Net income” to Non-GAAP “Adjusted EBITDA” – We calculate Adjusted EBITDA as net income (loss) plus: interest expense; income taxes; depreciation, amortization and accretion expense; asset impairment and abandoned project charges; losses on the sale of assets; loss on debt modification; and non-recurring or unusual expenses or charges (including temporary power costs), less any gains on sale of assets.

Reconciliation of GAAP “Cash Flow from Operating Activities” to Non-GAAP “Free Cash Flow” – We calculate free cash flow as cash flow from operating activities adjusted to exclude cash spent on property, plant and equipment.

Reconciliation of GAAP “Gross Margin” to Non-GAAP “Adjusted Operating Margin” and “Adjusted Operating Margin per Barrel” – We calculate Adjusted Operating Margin as Gross Margin plus depreciation, amortization and accretion and temporary power costs. We define Adjusted Operating Margin per Barrel as Adjusted Operating Margin divided by total volumes.

We believe this presentation is used by investors and professional research analysts for the valuation, comparison, rating, and investment recommendations of companies within our industry. Additionally, we use this information for comparative purposes within our industry. Adjusted EBITDA, Adjusted Operating Margin and Adjusted Operating Margin per Barrel are not measures of financial performance under GAAP and should not be considered as measures of liquidity or as alternatives to net income (loss) or gross margin. Adjusted EBITDA, free cash flow, Adjusted Operating Margin and Adjusted Operating Margin per Barrel as defined by us may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as gross margin, operating income or cash flows from operating activities.

Solaris Midstream Holdings, LLC and Subsidiaries
Operating Metrics and Non-GAAP Reconciliation
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Thousands barrel water per day
Produced Water Handling Volumes	708	574	692	566
Water Solutions Volumes:
Recycled Produced Water Volumes Sold	130	44	102	34
Groundwater Volumes Sold	82	45	61	58
Groundwater Volumes Transferred	41	12	42	11
Total Water Solutions Volumes	253	101	205	103
Total Volumes	961	675	897	669

Per Barrel Operating Metrics
Produced Water Handling Revenue/Barrel	$0.73	$0.69	$0.71	$0.68
Water Solutions Revenue/Barrel	$0.50	$0.63	$0.51	$0.74
Revenue/Barrel of Total Volumes	$0.67	$0.68	$0.66	$0.69
Direct Operating Expense/Barrel	$0.27	$0.36	$0.27	$0.39
Adjusted Operating Margin/Barrel (1)	$0.41	$0.38	$0.41	$0.37

Cash Flow from Operating Activities	$26,496	$9,639	$57,186	$50,550
Less: Cash Paid for Property, Plant and Equipment	(20,375)	(29,254)	(62,728)	(121,835)
Free Cash Flow	$6,121	$(19,615)	$(5,542)	$(71,285)

Net Income (Loss)	$(20,743)	$1,062	$(13,367)	$(275)
Interest Expense, Net	7,880	2,099	17,855	5,364
Income Tax (Benefit) Expense	(83)	9	(81)	15
Depreciation, Amortization and Accretion	15,378	11,751	45,550	31,529
Abandoned Well Costs	27,402	—	27,402	—
Abandoned Projects	679	368	2,035	1,501
Temporary Power Costs	—	3,548	4,253	12,669
Loss on Disposal of Asset, Net	8	15	225	82
Loss on Debt Modification	—	—	380	—
Settled Litigation	—	714	—	1,311
Transaction Costs	253	172	330	3,271
Severance and Other	—	—	221	190
Adjusted EBITDA	$30,774	$19,738	$84,803	$55,657

Total Revenue	$59,499	$42,456	$162,272	$126,548
Cost of Revenue	(38,875)	(33,958)	(112,253)	(103,169)
Gross Margin	20,624	8,498	50,019	23,379
Depreciation, Amortization and Accretion	15,378	11,751	45,550	31,529
Temporary Power Costs	—	3,548	4,253	12,669
Adjusted Operating Margin	$36,002	$23,797	$99,822	$67,577
Total Volumes (Thousands of BBLs)	88,357	62,103	245,048	183,438
Adjusted Operating Margin/BBL	$0.41	$0.38	$0.41	$0.37